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         FIRST LAYER PROPERTY CATASTROPHE EXCESS OF LOSS RETROCESSIONAL
                                AGREEMENT AR 1570

                                                                   EXHIBIT 10.28

                                     FINAL PLACEMENT SLIP

COMPANY:           Trenwick America Reinsurance Corporation
                   Connecticut

INCEPTION:         Losses occurring during the 12-month term beginning at 12:01
                   a.m. Eastern Standard Time on January 1, 1990.

EFFECTIVE:         Losses occurring on or after 12:01 a.m. Eastern Standard Time on and will remain in full force and effect until 12:01 a.m.
                   Eastern Standard Time on January 1, 1996.

BUSINESS
COVERED: All Business classified by the Retrocedent as Property Reinsurance Businees Assumed, including Property Portions of Reinsurance Business underwritten and Classified by the retrocedent as Multi-Line bu

EXCLUSIONS:        As per attached.

TERRITORY:         United States, District of Columbia, Canada and incidental locations elsewhere.

RETENTION
AND LIMIT:         $6,000,000 excess of $4,000,000 ultimate net loss any one
                   loss occurrence.

REINSTATEMENT:     One full Reinstatement with additional premium at 100% as to time, pro-rata as to amount.

LOSS EXPENSES:     Included within Retrocessionaires' limit of liability.

PREMIUM: Annual minimum and deposit premium of $1,680,000, payable in equal semi-annual installments of $840,000 on January 1 and July 1, 1995. Adjustable at 90% of subject net written premium (excluding reinstatement premium, if any, received by the Retrocedent) for business classified by the Retrocedent as catastrophe business and 7.16% of subject net written premium (excluding reinstatement premium, if any, received by the Retrocedent) for all other business.

OTHER
REINSURANCE:       Company permitted to purchase Facultative reinsurance and to deduct the premium thereof; Company permitted to purchase other Treaty reinsurance, and to deduct the premium thereof if it inures to the benefit of this Agreement.


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Trenwick America Reinsurance Company            First Layer Property Catastrophe
                                                   Excess of Loss Retrocessional


WARRANTY:          5% retained net by the Company.  Two original risk warranty.

FUNDING OF
RESERVES:          Letters of Credit Required from unauthorized Reinsurers for outstanding losses and expenses and recoverables (excluding
                   IBNR).

REPORTS AND
REMITTANCES:       Quarterly reports detailing written premium and losses.

OTHER
PROVISIONS:        Extended Termination Clause
                   Net Retained Liability Clause
                   80% ECO Clause
                   80% XPL Clause (Domestic Reinsurers only)
                   Loss Notices and Settlements Clause
                   Salvage and Subrogation Clause
                   Insolvency Clause
                   Delays, Errors or Omissions Clause
                   Amendments Clause
                   Access to Records Clause
                   Arbitration Clause
                   Taxes Clause
                   Federal Excise Tax Clause (as applicable)
                   Currency Clause
                   Offset Clause (This Agreement Only)
                   Service of Suit Clause (NMA 1998)
                   Definitions Clause (to include: "Original Contracts",
                     "Loss Occurrence", "Ultimate Net Loss", "Net Written Premium" as used in this Agreement will mean 100% of the gross written premium on Property business and 5% of the gross written premium on Workers Compensation and Employers Liability business both the subject of and accounted for during the term of this Agreement, less returned premiums, and less premiums paid for reinsurance, recoveries under which inure to the benefit of this Agreement.)
                   Aon Re Inc. Intermediary Clause
                     and others as existing

WORDING:           As existing.




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Trenwick America Reinsurance Company            First Layer Property Catastrophe
                                                   Excess of Loss Retrocessional


Each Reinsurer subscribing to the coverage evidenced by this Final Placement Slip and named in it has bound itself only for its own part and not for any other and only for its proportion of the total coverage evidenced by this Final Placement Slip. Written evidence of the acceptance of this reinsurance by each Reinsurer is available at your request.

DOMESTIC COMPANIES                                                 PARTICIPATION

Continental Casualty Company                                            33.3334%
Prudential Reinsurance Company                                           2.0000%
Through St. Paul Reinsurance Management Corporation
               St. Paul Fire and Marine Insurance Company                2.0000%

       TOTAL DOMESTIC COMPANIES                                         37.3334%

NON-DOMESTIC COMPANIES

Global Capital Reinsurance, Ltd.                                        16.6666%

        TOTAL NON-DOMESTIC COMPANIES                                    16.6666%

LONDON MARKETS

Through Ballantyne, McKean & Sullivan Limited
               Kemper Reinsurance London Limited                         1.5300%
               Lloyd's Syndicate #0205 HGJ                               1.5300%
               Lloyd's Syndicate #0435 DPM                               9.5400%
               Lloyd's Syndicate #0570 GNR                               1.5300%
               Lloyd's Syndicate #0727 SAM                               1.9100%
               Lloyd's Syndicate #0780 BFC                               3.8100%
               Lloyd's Syndicate #0958 GSC                               2.2900%
               Lloyd's Syndicate #1096 DJN                               0.5700%
               Lloyd's Syndicate #1141 JEM                               1.1400%
               Sphere Drake Insurance Public Limited Company             3.8100%
               Unionamerica Insurance Company Limited                    3.8100%
               Zurich Re (UK) Limited                                    9.5300%

        TOTAL LONDON MARKETS                                            41.0000%

        TOTAL ALL PARTICIPANTS                                          95.0000%


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Trenwick America Reinsurance Company            First Layer Property Catastrophe
                                                   Excess of Loss Retrocessional



                                   EXCLUSIONS

No reinsurance indemnity will be afforded under this Agreement for:

A. Loss or damage directly caused by war and/or civil war, but this exclusion will not apply to business written in accordance with the Market War and/or Civil War Exclusion Agreement.

B. Any loss or liability accruing to the Retrocedent directly or indirectl and whether as insurer or reinsurer from any pool of insurers or reinsurers formed for the purposes of covering Atomic or Nuclear Energy Risks.

C.      Nuclear risks as defined in the following:

        1. Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance (U.S.A.) attached to this Agreement, or as may be revised hereafter by the Lloyd's Underwriters' Non-Marine Association..

        2. Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance (Canada) attached to this Agreement, or as may be revised hereafter by the Lloyd's Underwriters' Non-Marine Association.

        3. Nuclear Energy Risks Exclusion Clause (Reinsurance) (Worldwide Excluding U.S.A. & Canada) attached to this Agreement, or as may be revised hereafter by the Lloyd's Underwriters' Non-Marine Association.

        4. Nuclear Incident Exclusion Clause - Physical Damage and Liability (Boiler and Machinery Policies ) - Reinsurance (U.S.A. and Canada) attached to this Agreement, or as may be revised hereafter by the Lloyd's Underwriters' Non-Marine Association.

D.      Financial Guarantee, Insolvency, or Credit Business.

E.      Fidelity and Surety.

F.      Reinsurance of Coastal Pools when written as such.

G.      Life business, other than Accidental Death and Dismemberment.

H.      Aviation, Aerospace and Satellite business.

I.      Casualty business, except as set forth in the Coverage Article.

J.      Hail damage to growing or standing crops.

K.      Banking or Funding Plans.


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Trenwick America Reinsurance Company            First Layer Property Catastrophe
                                                   Excess of Loss Retrocessional



                                   EXCLUSIONS

                                    (CONT'D)

L. Target Risks as excluded in the Retrocedent's original contracts or the original policies of the Retrocedent's reinsureds.

M. Loss or liability excluded by the "Insolvency Funds Exclusion Clause attached to this Agreement."

N. Reinsurance Assumed on an Excess of Loss and/or Pro Rata Reinsurance basis issued in the name of and for the account of a Lloyd's Syndicate or of an Insurance or Reinsurance Company, whether such liability is accepted either directly or under any form of Reinsurance from other Insurers and/or Reinsurers, and all such liability is excluded from the protection of this Reinsurance and cannot be taken into account in arriving at the amount in the excess of which this Reinsurance attaches or the ultimate net loss sustained by the Retrocedent.

O. All losses sustained by the Retrocedent howsoever and wheresoever arising including all Business Interruption, Consequential Loss and/or other contingent losses proximately caused by a peril insured in respect of the Retrocedent's exposures from:

        1. All marine business when written as such; however, not to exclude such exposures if they emanate from a multi-line insurance contract and/or policy.

        2. All Offshore exposures arising from business of any description connected with the oil and/or gas and/or sulphur and/or uranium exploration and production industries in all their phases and including all associated support and/or service industries.

               "Offshore" will be defined as:

               (i) That area encompassing locations covered by oceans or seas in which the water ebbs and flows and/or

               (ii) Other navigable waters or waterways which will mean any water which is in fact navigable by ships or vessels, whether or not the tide ebbs and flows there, and whether or not there is a public right of navigation on that water.



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Trenwick America Reinsurance Company            First Layer Property Catastrophe
                                                   Excess of Loss Retrocessional



                                   EXCLUSIONS
                                    (CONT'D)

P. Losses in respect to overhead transmission and distribution lines and their supporting structures other than those on or within 500 feet of the insured premises; however, public utilities extension and/or suppliers extension and/or Contingent Business Interruption coverages are not subject to this exclusion, provided that these are not part of a Transmitter's or Distributor's policy.

The exclusions set forth above will not apply where the Retrocedent is obliged to provide coverage by reason of membership in any state plan, pool, facility, joint underwriting association or similar involuntary participation.

The Retrocedent may submit to the Retrocessionaires, for special acceptance hereunder, business not covered by this Agreement. If said business is accepted by the Retrocessionaires, it will be subject to the terms of this Agreement, except as such terms are modified by such acceptance.



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Trenwick America Reinsurance Company            First Layer Property Catastrophe
                                                   Excess of Loss Retrocessional



Aon Re Inc. has established the necessary internal procedures to ensure the substantial compliance with all applicable sections of Regulation 98 of the New York State Insurance Department.

Acceptance of this Final Placement Slip is to be regarded as written evidence that Aon Re Inc. is in compliance with Section 32.1 (a) of Regulation 98.

In accordance with your instructions we have placed reinsurance with the Reinsurer(s) listed hereon, subject to the terms and conditions hereinabove stated. We ask that you promptly advise us if the terms, conditions, or Reinsurer(s) vary in any respect from your instructions. Aon Re Inc. will not be responsible for the financial or other obligations of any Reinsurer(s). Should you desire financial information regarding any of the Reinsurer(s) listed hereon, please contact us and we will furnish it.

Assuming that you find everything in order, please indicate your acceptance and approval by signing and returning this Final Placement Slip to Aon Re Inc.

                                            AON RE INC.



                                            ------------------------------------
                                            Daniel E. Dolan
                                            Executive Vice President


Acceptance:
            -----------------------

Date:
      -----------------------------



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